VYSTAR CORPORATION 8-K

Exhibit 99.1

Vystar Pays Off Long-Term Debt of $1.5 Million

●	Total Debt Reduction of $2.6 Million in 2018
●	Lender & Guarantors are current insiders & large stakeholders

Worcester, MA – July 16, 2018 -- Vystar Corporation (OTC Pink: VYST) the exclusive creator of Vytex™ Natural Rubber Latex (NRL) and products made with Vytex, has paid off $1.5 million in long-term debt, for a total reduction in long-term debt of $2.6 million this year. CMA Investments, LLC and its guarantors accepted 15 million shares of restricted Vystar common stock as payment for the principal and interest on the decade-old loan, subject to certain terms and restrictions. Full details of the transaction are available in the related 8-K SEC filing at https://www.sec.gov/.

“Vystar is fortunate to have a strong relationship with CMA Investments and the loan guarantors, who have all been long-term inside investors in Vystar and firm supporters of Vystar’s strategic plan and growth potential,” stated Steve Rotman, CEO of Vystar. “Vystar is now totally free of long-term debt and liens. This helps clean up our balance sheet and enables a fresh start as we execute our strategic plan that includes further acquisitions, expanding the Vytex distribution network, development of new Vytex formulations, and development and launch of new product lines.”

Vytex is currently used in: multiple mattress lines, including Natura™, Gold Bond®, and Spring Air; Jeffco manufactured components for toppers and mattresses, which are sold to multiple manufacturers; and private label toppers and mattresses sold online via sites such as Amazon and Bed Bath & Beyond. Vytex is also used in industrial adhesives, apparel padding and threads, shoes, sports equipment and electrical gloves. Vystar continues development of new Vytex formulations and is seeking additional manufacturing and development partners for numerous products. Contact Steve Rotman at 508-791-9114 or srotman@vytex.com.

Videos on Vystar and products made with Vytex are available at: https://www.vytex.com/blog/category/videos/

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About Vystar Corporation:

Based in Worcester, Mass., Vystar® Corp. (OTC Pink: VYST) is the exclusive creator of Vytex Natural Rubber Latex (NRL), a multi-patented, all-natural, raw material that contains significantly reduced levels of the proteins found in natural rubber latex and can be used in over 40,000 products. Vytex NRL is a 100% renewable resource, environmentally safe, "green" and fully biodegradable. Vystar is working with manufacturers across a broad range of consumer and medical products bringing Vytex NRL to market in adhesives, gloves, balloons, condoms, other medical devices and natural rubber latex foam mattresses, toppers, and pillows. For more information, visit www.vytex.com.

Contacts:

Media: Julie Shepherd, Accentuate PR, 847 275 3643, Julie@accentuatepr.com

Investors: Steven Rotman, Vystar CEO, 508-791-9114, srotman@vytex.com

Forward-looking Statements: Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of VYST officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future VYST actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and VYST has no specific intention to update these statements.